UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 September 22, 2010

ZEVOTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-137210	05-0630427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 Southeast Ocean Boulevard, Suite 130D, Stuart, FL	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                (973) 667-4026

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2010, Zevotek, Inc. (the “Company”) filed a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse split on a one for twenty basis (the “Reverse Split”).  Although the amendment was effective with the State of Delaware on September 24, 2010, the Reverse Split will not be effected until the Company receives approval from the Financial Industry Regulatory Authority (“FINRA”).  Upon approval by FINRA, each holder of common stock will receive 1 share of the Company’s common stock for each 20 shares of the Company’s common stock they own. The Company will not issue fractional shares in connection with the foregoing stock split.  Fractional shares will be rounded up to the nearest whole share.

A copy of the Certificate of Amendment is attached to this current report as Exhibit 3.1

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 22, 2010, holders of the majority of the voting power of the outstanding stock of the Company, voted in favor of a reverse split of the Company’s issued and outstanding common stock on a one for twenty basis.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVOTEK, INC.
(Registrant)

Date: September 27, 2010	By:	/s/ Robert Babkie
Robert Babkie, President and Chief Executive Officer